Exhibit 99.2
Thoughtworks CEO Guo Xiao to Step Down; Board Appoints Industry Veteran, Mike Sutcliff, as CEO
CHICAGO, IL., (May 7, 2024) – Thoughtworks Holding, Inc. (NASDAQ: TWKS), a global technology consultancy that integrates strategy, design and engineering, announced today that Guo Xiao is stepping down from the role of Chief Executive Officer and Director. The Board of Directors has selected Mike Sutcliff to succeed Guo Xiao as Chief Executive Officer and Director. The changes will be effective June 17, 2024, and Guo Xiao will remain as an advisor to Thoughtworks to support the transition.
“On behalf of the Board, I would like to thank Xiao for his enormous contribution to Thoughtworks. His leadership has been foundational in developing Thoughtworks as an industry leader and home to the world’s best technologists,” said Ian Davis, Chair of the Thoughtworks Board of Directors. “Under Xiao’s leadership, Thoughtworks achieved many significant milestones, including becoming a billion-dollar enterprise. More recently Xiao has been the architect of a new operating structure and approach for Thoughtworks and spearheaded the development of our AI strategy and service offerings. He leaves Thoughtworks well positioned for future growth and client impact.”
Ian Davis continued, “We’re delighted to welcome Mike who has the leadership track record and breadth of technology and business experience we believe are critical to lead Thoughtworks through the next phase of growth. Mike has a strong understanding of how technology can transform business, honed through a distinguished career at Accenture and entrepreneurial experience leading multiple technology startups. His focus on leading with innovation, developing deep client relationships, creating a culture of inclusion and a strong track record of creating technology-enabled solutions, will build on Thoughtworks’ rich technology heritage and strong reputation of outstanding industry and client impact.”
Guo Xiao said, “It has been a privilege to be a Thoughtworker, learning from the best and brightest in our industry. I am proud of what we have accomplished, growing the business and delivering extraordinary impact for our clients around the world. We have achieved this collectively through our culture of innovation, continuous learning and technology excellence. I know Mike will bring the same passion for the work, our clients and our people and I will continue to work closely with him and the team to ensure a smooth transition.”
“It is an honor to have the opportunity to lead Thoughtworks,” said Mike Sutcliff. “I have long admired Thoughtworks for its focus on developing technology to create a positive impact for the world. I have also respected Thoughtworks' strong culture, technical excellence, and tremendous impact on the software development industry through thought leadership, open source contributions and technology innovation. Thoughtworks is incredibly well positioned to help clients create modern digital businesses leveraging leading edge technologies and development techniques. I am excited to be part of Thoughtworks’ future."
During his 25 year career at Thoughtworks, including the last 11 years serving as CEO, Guo Xiao earned the respect of both Thoughtworkers and clients. After joining as a software engineer in 1999, he went on to hold a number of leadership roles, serving as Head of Technology, then Managing Director of Thoughtworks China before being named CEO in 2013. During his time as CEO, Guo Xiao more than tripled the size of the business, expanded client service offerings and helped make Thoughtworks a destination employer for top technologists. His commitment to building an organization that is inclusive and reflective of the society in which we live has resulted in Thoughtworks being recognized as an inclusive and award-winning employer.
An engineer by training, Sutcliff brings extensive experience in technology, building and scaling businesses, driving growth and pioneering the evolution of Accenture Digital in his 32-plus year career at Accenture. Sutcliff oversaw a wide range of service lines and expanded capabilities and expertise while overseeing North American Financial Services at Accenture, a position he held for six years. He then developed the Digital growth platform that became Accenture Digital by combining 23,000 skilled professionals with backgrounds in digital marketing, analytics, and mobility technologies.
After leaving Accenture in 2020, he has engaged in entrepreneurial endeavors including co-founding three start-ups in digital health, sports and immersive AI. He has also served as an operating partner at a private equity firm, and on the boards of a number of growth companies in technology services.
About Thoughtworks
Thoughtworks is a global technology consultancy that integrates strategy, design and engineering to drive digital innovation. We are over 10,500 Thoughtworkers strong across 47 offices in 19 countries. For 30+ years, we've delivered extraordinary impact together with our clients by helping them solve complex business problems with technology as the differentiator.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the
Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, as amended. In some cases, you can identify these forward-looking statements by the use of terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “may,” “might,” “predict,” “will,” “would,” “should,” “could,” “can,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. You should read this press release with the understanding that our actual future results may be materially different from what we expect. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, which include but are not limited to: statements regarding the timing, process and anticipated impact of the executive officer and director transition; statements regarding the incoming executive officer and director; statements regarding relationships with clients, business momentum and market opportunity; and any other statements of expectation or belief. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our performance or achievements to differ materially from outcomes or results expressed or implied in this press release. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the important factors discussed under the caption “Risk Factors” in Thoughtworks’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023, Quarterly Report on Form 10-Q for the three months ended March 31, 2024, and other subsequent filings and reports that Thoughtworks may file from time to time with the U.S. Securities and Exchange Commission. Except as required by law, Thoughtworks assumes no obligation, and does not intend to, to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor contact:
Thoughtworks Holding, Inc.
Rob Muller: investor-relations@thoughtworks.com

Media relations contact:
Linda Horiuchi, global head of public relations
linda.horiuchi@thoughtworks.com